Exhibit 5.1 and 23.1


                 [WILLIAMS, MULLEN, CLARK & DOBBINS LETTERHEAD]


                                  June __, 2000


Board of Directors
Southern Financial Bancorp, Inc.
37 East Main Street
Warrenton, Virginia  20186

Ladies and Gentlemen:

         This letter is in reference to the Registration Statement on Form S-4 dated June 16, 2000, filed by Southern Financial Bancorp, Inc., a Virginia Corporation (the "Company"), with the Securities and Exchange Commission
pursuant  to  the  Securities  Act  of  1933,  as  amended  (the   "Registration
Statement"). The Registration Statement relates to 409,906 shares of Common Stock, $0.01 par value per share (the "Shares"), which Shares are proposed to be offered to the shareholders of First Savings Bank of Virginia, a Virginia-chartered savings association ("First Savings"), pursuant to an Agreement and Plan of Reorganization, made and entered into as of March 31, 2000, by and between First Savings, the Company, and Southern Financial Bank, a Virginia state bank and a wholly-owned subsidiary of the Company, and a related Plan of Merger (collectively, the "Agreement").

         We have examined such corporate proceedings, records and documents as we considered necessary for the purposes of this opinion. We have relied upon certificates of officers of the Company where we have deemed it necessary in connection with our opinion.

         Based upon such examination, it is our opinion that the aforementioned Shares, when issued against payment therefor pursuant to the Agreement, will be validly issued, fully paid and nonassessable under the laws of the Commonwealth of Virginia.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinion" in the Proxy Statement/Prospectus forming a part of the Registration Statement.

                                         Very truly yours,


                                         Williams, Mullen, Clark & Dobbins, P.C.


                                         By:____________________________________